UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2007

AURORA OIL & GAS CORPORATION
(Exact name of registrant as specified in its charter)

UTAH	0-25170	87-0306609
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4110 Copper Ridge Drive, Suite 100, Traverse City, MI		49684
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (231) 941-0073

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Election of Directors.

On January 19, 2007, Wayne G. Schaeffer was appointed by the Board of Directors of Aurora Oil & Gas Corporation (the “Company”) as a member of the Board of Directors to fill a vacancy thereon. Mr. Schaeffer was also appointed as a member of the Audit Committee in the place of Kevin D. Stulp. Mr. Stulp will continue to serve as a member of the Board of Directors, Compensation Committee, and Nominating and Corporate Governance Committee.

Item 9.01    Financial Statements and Exhibits.

c.	EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated January 22, 2007

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on January 22, 2007.

AURORA OIL & GAS CORPORATION

Date: January 22, 2007	/s/ William W. Deneau
By: William W. Deneau
Its: President